As filed with the Securities and Exchange Commission on May 6, 1999
                          Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        CALIBER LEARNING NETWORK, INC.
            (Exact name of registrant as specified in its charter)

                Maryland                             52-2001020
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
     Incorporation or organization)

         3600 Clipper Mill Road
               Suite 300
          Baltimore, Maryland                           21211
(Address of principal executive offices)             (Zip Code)

               CALIBER LEARNING NETWORK, INC. 1997 STOCK OPTION PLAN CALIBER LEARNING NETWORK, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plans)

    (Name, address and telephone
    number of agent for service)                     (Copy to:)
          Chris L. Nguyen                 Richard C. Tilghman, Jr., Esquire
   Caliber Learning Network, Inc.              Piper & Marbury L.L.P.
 3600 Clipper Mill Road, Suite 300             36 South Charles Street
     Baltimore, Maryland 21211                Baltimore, Maryland 21201
           (410) 843-1000                          (410) 539-2530

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------=========================


                                              Proposed            Proposed
                                               Amount              Maximum                Maximum             Amount of
                                               to be               Offering              Aggregate           Registration
Title of Securities to be Registered         Registered         Price Per Unit (3)    Offering Price (3)       Fee (3)
-------------------------------------------------------------------------------------------------------------------------
======================================----------------------------------------------------------=========================
Common Stock, $.01 par value              1,427,400 (1)(2)         $4.0625              $5,798,813            $1,613
======================================----------------------------------------------------------=========================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and an indeterminate number of plan participation interests to be offered or sold pursuant to the 1999 Employee Stock Purchase Plan.

(2) 1,227,400 shares are issuable with respect to the 1997 Stock Option Plan and 200,000 shares are issuable with respect to the 1999 Employee Stock Purchase Plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of Caliber Learning Network, Inc. Common Stock reported on the Nasdaq National Market on May 3, 1999 (i.e., $4.0625). Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the 1999 Employee Stock Purchase Plan.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a),13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

     As permitted by the Maryland General Corporation Law ("MGCL"), Article Eighth, Paragraph (5) of the Company's Amended and Restated Charter provides for indemnification of directors and officers of the Company, as follows:

          The Corporation shall indemnify (A) its directors and officers,whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.



     Also, the Company's By-Laws contain indemnification procedures that implement the indemnification provisions of the Charter. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

     As permitted by the MGCL, Article Eighth, Paragraph (6) of the Company's Charter provides for limitation of liability of directors and officers of the Company, as follows:

          To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

     The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     As permitted under Section 2-418(k) of the MGCL, the Company has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

EXHIBIT
NUMBER    DESCRIPTION
4.1 Articles of Amendment and Restatement of the Charter (incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-47565))

4.2 By-Laws (incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-47565))

4.3       1997  Stock  Option  Plan   (incorporated   by  reference  to  the
          Company's Registration Statement on Form S-1, as amended (File
          No. 333-47565))

5.0 Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plans (filed herewith)

23.1      Consent of Counsel (contained in Exhibit 5.0)

23.2      Consent of Independent Auditors (filed herewith)

24.0      Power of Attorney (filed herewith)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 4th day of May, 1999.

                              CALIBER LEARNING NETWORK, INC.



                              By:  /s/ Chris L. Nguyen
                                   ----------------------------------
                                   Chris L. Nguyen
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the 1999 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Republic, State of Maryland, on the 4th day of May, 1999.

                              CALIBER LEARNING NETWORK, INC.
                              1999 EMPLOYEE STOCK PURCHASE PLAN



                              By: /s/ John P. Hill
                                  ----------------------------------
                                  John P. Hill
                                  Member of Compensation Committee


     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                               Title                           Date

/s/ Chris L. Nguyen     President and Chief Executive Officer        May 4, 1999
----------------------
Chris L. Nguyen              (Principal Executive Officer)

/s/ Rick P. Frier       Vice President and Chief Financial Officer   May 4, 1999
----------------------
Rick P. Frier          (Principal Financial and Accounting Officer)



     A majority of the Board of Directors (R. Christopher  Hoehn-Saric,  Douglas
L. Becker, Ernest Anastasio, Janeen M. Armstrong, John P. Hill, Susan Mayer).

Date:     May 5, 1999         By: /s/ Matthew C. Brenneman
                                  ----------------------------------
                                   Matthew C. Brenneman
                                     Attorney-In-Fact

                            EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
4.1          Articles  of  Amendment  and  Restatement  of the  Charter
             (incorporated  by reference  to the  Company's  Registration
             Statement on Form S-1, as amended File No. 333-47565))

4.2 By-Laws (incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-47565))

4.3          1997  Stock  Option  Plan   (incorporated   by  reference  to
             the Company's Registration Statement on Form S-1, as amended File No. 333-47565))

5.0 Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plans (filed herewith)

23.1         Consent of Counsel (contained in Exhibit 5.0)

23.2         Consent of Independent Auditors (filed herewith)

24.0         Power of Attorney (filed herewith)

                                  EXHIBIT 5.0
                                PIPER & MARBURY
                                    L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         Baltimore, Maryland 21201-3010
                                  410-539-2530                    WASHINGTON
                              FAX: 410-539-0489                    NEW YORK
                                                                 PHILADELPHIA
                                                                    EASTON




                                  May 5, 1999


Caliber Learning Network, Inc.
3600 Clipper Mill Road
Suite 300
Baltimore, Maryland  21211

Ladies and Gentlemen:

     We have acted as counsel to Caliber Learning Network, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 1,227,400 shares of Common Stock, par value $.01 per share, issuable pursuant to the exercise of stock options granted under the 1997 Stock Option Plan and 200,000 shares of Common Stock, par value $.01 per share, issuable pursuant to subscriptions under the 1999 Employee Stock Purchase Plan (collectively, the "Plan Shares").

     We have examined copies of the Company's Amended and Restated Charter, By-Laws, the Plans, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that:

          1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

          2. The Plan Shares issuable under the Plans have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

     The opinions set forth herein are limited to matters governed by the laws of the State of Maryland and the Federal Laws of the United States of America, and we express no opinion as to any other laws.

     We hereby consent to the filing of this opinion as Exhibit 5.0 to the Registration Statement.

                                     Very truly yours,

                                     /s/ Piper & Marbury L.L.P.

                                 EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Caliber Learning Network, Inc. 1997 Stock Option Plan and the 1999 Employee Stock Purchase Plan of our report dated February 22, 1999, with respect to the financial statements and schedule of Caliber Learning Network, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP

Baltimore, Maryland
May 3, 1999

                                  EXHIBIT 24.0


                                 POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of Caliber Learning Network, Inc., a Maryland corporation (the "Corporation"), hereby constitute and appoint Chris L. Nguyen, Rick P. Frier, and Matthew C. Brenneman of Baltimore, Maryland, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the proposed issuance of Common Stock and other securities pursuant to the exercise of stock options granted under the 1997 Stock Option Plan and the fulfillment of subscriptions under the 1999 Employee Stock Purchase Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                             Title                              Date

/s/ R. Christopher Hoehn-Saric         Chairman of the Board of Directors            May 4, 1999
------------------------------
R. Christopher Hoehn-Saric

------------------------------
Douglas L. Becker                    Vice Chairman of the Board of Directors


/s/ Chris L. Nguyen                   President and Chief Executive Officer           May 4, 1999
------------------------------
Chris L. Nguyen                           (Principal Executive Officer)

/s/ Rick P. Frier                  Vice President and Chief Financial Officer         May 4, 1999
------------------------------
Rick P. Frier                     (Principal Financial and Accounting Officer)

/s/ Ernest Anastasio                                Director                          May 4, 1999
------------------------------
Ernest Anastasio

/s/ Susan Mayer                                     Director                          May 4, 1999
------------------------------
Susan Mayer

/s/ John P. Hill                                    Director                          May 4, 1999
------------------------------
John P. Hill

------------------------------                      Director
Janeen M. Armstrong